UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2008

______________________________

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into A Material Definitive Agreement

On January 17, 2008, KBR Holdings, LLC (“KBR Holdings”) entered into Amendment No. 3 to the Five Year Revolving Credit Agreement (the “Third Amendment”), effective as of January 11, 2008, among KBR Holdings, the banks, financial institutions and other institutional lenders parties to the Five Year Revolving Credit Agreement dated as of December 16, 2005 (as amended, the “Credit Agreement”).

The Third Amendment amends the Credit Agreement by, among other things (i) permitting the borrower to elect whether any increase in the aggregate commitments under the Credit Agreement used solely for the issuance of letters of credits are to be funded from existing banks or from one or more eligible assignees; and (ii) permits the borrower to declare and pay dividends and/or engage in an equity repurchase not exceeding $400 million.

A copy of the Third Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Third Amendment in this Current Report 8-K is qualified in its entirety by the terms of the Third Amendment.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1      Amendment No. 3 to the Five Year Revolving Credit Agreement dated January 11, 2008, among KBR Holdings, LLC, the banks, financial institutions and other institutional lenders parties to the Five Year Revolving Credit Agreement dated as of December 16, 2005, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2008	KBR, INC. By: /s/ Jeffrey B. King Name: Jeffrey B. King Title: Vice President, Public Law